UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ADVANCED SERIES TRUST THE PRUDENTIAL SERIES FUND
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SUPPLEMENTARY PROXY MATERIAL

ADVANCED SERIES TRUST
AST International Growth Portfolio

THE PRUDENTIAL SERIES FUND
SP International Growth Portfolio
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JOINT SPECIAL
MEETINGS OF SHAREHOLDERS
________________________________________________________________

This supplementary proxy material (the “Supplement”) amends the Proxy Statement, Notice of Joint Special Meetings of Shareholders and accompanying materials dated January 30, 2012 (collectively referred to as the “Proxy Statement”) prepared in connection with the joint special meetings of shareholders of the AST International Growth Portfolio of the Advanced Series Trust and the SP International Growth Portfolio of the Prudential Series Fund to be held on March 15, 2012 (the “Meeting”). The specific matters to be voted on at the Meeting, as well as information pertaining to voting procedures and other important information are contained in the Proxy Statement. The Proxy Statement is included with the Supplement.

In order to allow additional time for shareholders to vote on the proposals set forth in the Proxy Statement, the Meeting, originally scheduled to be held on March 15, 2012, at 10:00 a.m. Eastern Daylight Time, has been adjourned. The Meeting will now be held on April 10, 2012, at 10:00 a.m. Eastern Daylight Time. The location of the Meeting is the same as set forth in the Proxy Statement.

All other information as set forth in the Proxy Statement is unchanged.